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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OL FUNDING, INC
(Exact name of registrant as specified in its charter)

NEVADA	20-8765886
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

468 N. Camden Drive, Suite #271I Beverly Hills, California	90210
(Address of principal executive offices)	Zip Code

(310) 601-3007
(Registrant’s telephone number, including are code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share
(Title of Class)

___________________________________
(Title of Class)

ITEM 1.                      BUSINESS

General

OL Funding, Inc. (“OLF” or “Registrant” or the “Company”) was incorporated on September 25, 2006 in the State of Nevada.  On April 5, 2007 the Company received its designation to do business in the State of California.  The Company was formed to either acquire or develop a mortgage processing business.  After reviewing the operations of an existing business which the Company considered acquiring, the Company decided to begin operating its own business to process and broker mortgage transactions through OLF.  The Company is currently licensed to provide mortgage processing services in California and has an agreement with a third-party for processing in several other states.  On August 29, 2007, OLF formed Credit Services International, Inc. (“CSI”) to provide credit restoration and credit rescoring solutions for clients with less than optimal credit ratings.  On September 21, 2007, the Company incorporated a separate entity, ValuePoint Direct, Inc. (“VPD”), a Nevada Corporation, to house its mortgage operations and will transfer these operations to VPD once it has qualified to do business and is properly licensed in California. Upon the transfer of mortgage operations to VPD, OLF will operate as a financial service holding company with two wholly-owned subsidiaries engaged in the business of marketing, originating, and selling mortgage loans, as well as providing credit remediation services.

Mortgage Brokerage Services

Currently, all mortgage brokerage services are being carried out by OLF.  As set forth above, the Company’s intent is to transfer these operations to VPD once that entity qualifies to do business in California and obtains the required licensing for originating loans.

OLF provides services as a mortgage consultant to the consumer and a loan processing facilitator to the wholesale lender who ultimately funds the loan. Such services form the core of the traditional mortgage brokerage industry.

The Company’s primary focus is on brokering conforming loans with the Federal Home Loan Mortgage Corporation (generally referred to as “Fannie Mae”) and Freddie Mac (which was previously the Farm Home Loan Mortgage Corporation but adopted its more familiar name as its legal name).  Fannie Mae and Freddie Mac are government sponsored entities which fund, package and resell such mortgages in the public debt and equity markets.  Although there are other resellers of residential mortgage loans and portfolios, these two entities have created a standard for underwriting and documenting residential mortgages that is accepted throughout the industry.

Applications for "brokered out" loans are solicited by OLF consultants from consumers in the local community and through leads purchased from various sources. Loan officers collect information concerning the type of mortgage desired, property information, consumer's employment information, monthly income and expenses, assets and liabilities, and any other information generally required by wholesale mortgage lenders or by state or federal regulatory agencies. As required by applicable law and regulation, the loan officer makes necessary disclosures to the consumer and obtains the necessary consumer authorizations. OLF’s loan officers analyze the pertinent information to make an initial determination of eligibility and make recommendations on loan programs and closing costs.

Costs associated with OLF's mortgage brokerage services are highly variable. These variable costs are a function of the mortgage sales volume and include compliance documentation (such as appraisals, back-up credit reports, and flood certificates) and commissions paid to mortgage brokerage personnel. All such costs are incurred on a per-loan basis. The fixed costs related to mortgage brokering include utilities, rent, and the fixed labor costs of executive salaries, clerical support personnel, information systems personnel, and base salaries for loan processors, account managers, underwriters and closers. Underwriters, processors, closers and account managers are paid both a minimum base salary and commissions based upon loans closed, which commissions constitute a large portion of their overall compensation. This structure allows OLF to control its costs if production levels fall, as well as hire and retain quality personnel.

Once a consumer elects to move forward with the transaction, the OLF loan officer will choose from different wholesale lenders (primarily federal savings banks) with which OLF will develop a wholesale relationship. The loan officer identifies a lender whose terms match up with the loan terms sought by the consumer and whose financial qualifications can be met by the consumer. The loan officer then submits a request to the prospective lender for a loan registration and confirmation of the interest rate.   Following this registration process, the consumer has a period of time to commit while the rate is “locked” which is generally more attractive in uncertain rate environments.

Following registration and confirmation of the proposed loan, a loan processor gathers information, and investigates and confirms those facts necessary to complete the loan application for final submission to the wholesale lender's loan underwriter. If the loan application is determined to be acceptable by the lender's underwriter, the lender issues a conditional loan approval.

Once the loan processor receives a "clear-to-close" approval, he or she prepares and forwards a lender's fee sheet, the lender's document order request form, and other documents to the lender. The loan processor and the lender's closing department coordinate the closing details with the selected closing agent (frequently a title insurance company) and with the consumer.

The lender's closing department prepares closing documentation and instructions, prepares wire funding of the loan, and forwards all necessary information to the closing agent. In accordance with the instructions of the lender, once the loan is closed OLF's fees will either be wired by the closing agent to OLF's clearing account or a check in OLF’s name will be mailed to OLF's corporate office.

Depending on the nature of the loan and the particular wholesale lender, OLF's fees for "brokered out" loans may include, as allowed under applicable regulations: (1) loan origination fees and/or processing fee paid by the consumer; and (2) lender fees usually characterized as yield spread premium or interest differentials. All such payments are made for services rendered by OLF. The value of this compensation varies greatly and is generally driven by the Lender's targeted rate-of-return on mortgage notes.

OLF typically receives a $1,490 loan processing fee on each transaction regardless of the type of loan.  In addition, OLF typically receives an origination fee that ranges from 1-2% of the loan amount. In most cases, 40% of the origination fees are paid to the loan origination officer as part of the compensation package.

Guidelines and Credit Standards

The Company will offer loans to borrowers at competitive interest rates. We use customized software for insuring that underwriting and documentation created will conform to Fannie Mae and Freddie Mac loan guidelines. The program typically factors key underwriting requirements, such as mortgage history, FICO score, debt ratios, disposable income, loan-to-value, time in home, employment type and history, and occupancy status.

Direct Loan Processing

The Company is developing a centralized origination and processing operation with processors at its offices in Canoga Park, California. The Company's phones will be staffed from Monday through Friday 8:30 a.m. to 5:00 P.M. Pacific Coast Time. Calls are routed directly to customer service agents, who qualify the borrower. The Company generally will not advance up-front fees or costs for items such as credit reports and appraisal costs.  If the Company advances any fees or costs, those items may be deducted by the Company from the closing proceeds.

Delinquencies and Loans

Some loans brokered by the Company will include adjustable mortgage rates. Under these agreements, the monthly loan payments are periodically adjusted to reflect changes in the interest rates. When interest rates are rising, the monthly loan payment cost to the consumers can rise significantly.  We do not underwrite or service brokered loans and have little exposure after the loan is sold. Recourse against the Company is limited to fraud or material misrepresentations or omissions by it.

Management expects higher failure rates during periods of rising interest rates. The adjustable rate mortgages will generally be sold by the Company on a servicing released basis in order to minimize the Company’s exposure to its lenders for delinquencies and defaults on brokered loans, absent fraud or material misrepresentations made by the Company in the origination process.  The purchaser of the loan is responsible for collecting the payments from the borrower.  While servicing loans represents a source of income for mortgage banking, it also poses a risk to a small company like the Company, especially in times of uncertain or rising rates or other factors of uncertain economic conditions

Marketing Strategy

OLF will be marketing primarily to consumers in need of, or desiring loans for, residential real estate.  The marketing strategy will include direct marketing to those consumers and indirect marketing, such as seeking referrals from real estate professionals.  We will market our retail operations primarily through the following two methods:

1.           The Company will use direct marketing strategies targeted to potential borrowers at their points of contact or through potential referral sources for them, such as credit counselors.  The Company has developed a proprietary strategy for direct marketing which includes a combination of telemarketing, direct mail pieces and other marketing tools designed to raise awareness about the Company and to immediately capture potential loan opportunities.  The Company has recently implemented outbound telemarketing and, while the strategy is being developed and refined, believes that the pool of potential borrowers can be reached successfully through this medium.  The Company’s goal is to make potential borrowers aware of the Company, to create an environment where it is easy to make contact with those borrowers, and to process those potential borrower’s loan applications quickly.  Marketing to potential borrowers through the referral sources includes having marketing materials available where potential borrowers might see them and where those potential borrowers may be receptive to that material.  The Company plans to employ a strategy of direct marketing in the form of direct mail pieces and other marketing tools designed to reach potential borrowers.  The Company plans to focus its efforts on reaching those people who can most benefit from its services.  As such, the Company will compile lists of potential borrowers based on proprietary factors that the Company determines will most likely render its direct marketing approach successful and;  which are the most likely to identify those potential borrowers who are mostly likely to respond.

2.           The Company will pursue a marketing strategy to encourage referrals from its loan officers and their existing customers as well as real estate agents and others connected to the real estate or mortgage industries.   Other potential referral sources in the industry include both those in the selling process, such as brokers and real estate sales agents, as well as those who market to the selling process, such as home remodelers, insurance agents and others who look to the market of homebuyers and homeowners as their potential customers.  The Company recognizes that its industry is replete with entities who, for some reason or another, market to homeowners and home buyers and therefore seeks to establish strategic relationships with those entities by leveraging existing relationships and by relying upon the marketing expertise or market acceptance of them.  In that regard, we have only recently initiated our efforts to foster such relationships.

We will also create strategic alliances with non-affiliated mortgage brokers, mortgage bankers and other affiliated groups like commercial banks, for example, to generate a referral sales force.  While some banks arrange residential home loans as part of their business, many banks are unable to offer competitive financing and will refer their banking customers to mortgage specialist firms, such as OLF, in order to preserve their relationship with their customers. While the Company is limited as to who it may compensate and for what reasons, we believe that the Company will be able to establish mutually-beneficial relationships with those referral sources through a system of cross-referrals.

Quality Control

We are implementing quality control policies for the Company at both the pre-funding and post-funding stages that are designed to ensure that originated loans meet the guidelines established by not only Fannie Mae and Freddie Mac, but also by investors seeking to resell the loans.  These policies include employment and income verification, appraisals, credit checks, and debt-to-income ratios. Financial statements and tax returns are required from the self-employed. Our underwriters will certify that loan documentation is complete and ready for sale on the secondary market. The underwriters also ensure that all loans are in strict compliance and conformity with the applicable federal and state guidelines.

Loan closers will review the status of title to the underlying real estate to ensure that the deed and mortgage will effectively vest. In doing so, the loan closers will review title commitments, and endorsements, determine proper lien positions and ensure that all closing documents are signed and executed correctly. Loan closers will cross-reference all loan documents with the terms of the loan to ensure that all terms match, including the loan program, loan amount, interest rate, and all other relevant components of the loan.

Regulation

The Company's business is subject to extensive regulation at both the federal and state level. Regulated matters include loan origination, truth in lending (TIL), the Real Estate Settlement Procedures Act (RESPA), Foreign Interest in Real Property Tax Act (FIRPTA), Gramm-Leach Bliley Privacy Act, Patriot Act and certain credit practices, allowable maximum interest rate, finance and ancillary charges, required disclosures to applicants, security instruments, collection, foreclosure and claims procedures, surety, bonding, qualification and licensing requirements and other unfair trade practice laws and regulations.  Some of these laws specify forms that must be used or provided such as TIL or RESPA (also referred to as the HUD-1 closing statement form) or information that must be obtained such as the tax identification number under FIRPTA.

We are also subject to state laws and regulations pertaining to the licensing of mortgage bankers, mortgage brokers and state level disclosure acts. All states except Alaska, Wyoming and Colorado have licensing requirements for mortgage brokers and mortgage bankers. Most states require filing fees, documentation verification, background checks, bonds, audits, and other regulatory compliance. Failure to comply can subject a mortgage company to civil or criminal liability, fines, administrative sanctions, and loss of the ability to originate mortgage loans. Through an agreement with a third party we are currently licensed, or exempt from licensing requirements, in 24 states.

The Company expects to seek approval by Veterans Administration and FHA for its applicable loan products.

Truth-in-Lending.  Regulation Z promulgated under The Truth in Lending Act ("TILA") sets forth disclosure requirements designed to protect consumers. Regulation Z requires standardized information in a form understandable by the consumer with regards credit terms and conditions. The object of Regulation Z is to enhance the ability of consumers to compare terms of available credit. TILA provides consumers a three day right to rescind under certain conditions. Violations of the requirements of Regulation Z and TILA in general could permit consumers to rescind their loans and demand the return of finance charges and fees, among other things.

The Riegle Act made certain amendments to TILA (the "TILA Amendments") in 1994. With respect to certain "Covered Loans", these Amendments generally require that total loan origination fees must not be in excess of eight percent of the total loan amount or $400, whichever is greater, or annual percentage rate of not more than ten percentage points above certain U.S. treasury instruments.

Covered loans do not include mortgage loans to finance the initial acquisition of a home or the construction of the dwelling. Other Lending Laws apply to these two categories of loans. The Company is also subject to the Fair Housing Act and the Equal Credit Opportunity Act, which generally prohibits discrimination based on race, sex, creed, color, religion, age or national origin. Both of these categories of loans are also regulated by U.S. Department of Housing and Urban Development (HUD) and the various states. We are also subject to privacy regulations under Gramm-Leach-Bliley Privacy Act and we are also subject to RESPA and the Home Mortgage Disclosure Act.

Under RESPA, HUD promulgates rules for mortgage brokers. HUD rules require that brokers disclose premiums received from investors. Currently, mortgage bankers do not have to disclose their secondary market profits.   RESPA limits excess fees and also requires disclosure of relationships and affiliations between providers of settlement services (including the Company) and sales persons to buyers and sellers of real estate.

Competition

The mortgage origination industry is intensely competitive. Various loans are offered by a wide variety of competitors, including direct sale and consumer finance companies, mortgage bankers, national and regional commercial banks, credit unions, credit card companies, real estate and insurance companies. Major competitors include federally insured banks, Amstar, Money Tree Lending, Allied Capital, Challenge Mortgage, Novastar, Carteret Mortgage, and First Metropolitan Mortgage. Recently there has been a surge of online lending sources, such as Lending Tree, Di-tech Funding, and others. Practically all of our competitors have considerably greater financial and marketing resources, are substantially larger and have technological advantages over the Company.

Our competition can occur in the enticements offered to retail prospects and to the origination of mortgage loans itself. Competitive factors for loan origination include convenience, customer service, loan terms, fees and costs, and interest rates. Many of our competitors have existing marketing and distribution channels such as commercial banks and consumer finance companies. Others market directly to the consumer through television and mass media.

Additional competition in loan originations may lower the fees and rates the branches charge borrowers. Mortgage originations are sensitive to fluctuations in interest rates and general economic conditions. Adverse changes in rates or general economic conditions may adversely affect the Company's revenues. When rates are rising, competitors often lock in loans with low borrowing costs. When rates are declining, many mortgagors refinance their loans.

Credit Services International, Inc. (“CSI”)

CSI is a 100% wholly-owned subsidiary of OLF. CSI was formed to provide credit restoration and credit rescoring solutions for clients with less than optimal credit ratings.   Since CSI’s incorporation in Nevada on August 29, 2007, operations have yet to begin and no revenue has been generated.  Included below is a description of how CSI’s credit re-score and restoration programs will operate.

CSI Re-Score Plus Program

CSI’s Re-Score Plus program will enable CSI to update many types of consumer credit information with the three national repositories of consumer credit information in 3 to 5 business days.  This updating can make the consumer a more attractive candidate for favorable financing in the future.  The Company will forward documents, as supplied by the client directly to Equifax, Trans Union and Experian for a prompt investigation and update of items reporting incorrectly on their credit report.

Types of credit information that can be removed

The Company requires a verifiable document(s) from the creditor which can be used to:

•	Remove derogatory information and accounts that were reported in error;
•	Update an account that has been paid in full and closed;
•	Update the status of a collection;
•	Update a balance or paid-in-full status;
•	Update an account to show it was included in a bankruptcy.

Required Documentation

For a credit bureau to accept any requests from the Company to remove or change derogatory information, the Company must submit information and documents that includes a statement from the creditor reporting the account, on its letterhead, specifying how the information should be changed and should include the date, complete account number and name and phone number of the creditor contact.  The Company will obtain this information from its client and forward it to the reporting credit bureau.

Re-Score Plus Process

Program clients of CSI’s Re-Score Plus program will submit written requests to the Company using a Re-Score Plus Order Form and will be required to include the appropriate documentation.  A Company representative will verify the document then forward it to the requested bureaus.  Each bureau will verify the document and notify CSI that the update has been completed.  Once all requested bureaus have notified CSI, CSI notifies the program client who can obtain a new copy of his or her credit report that reflects the updates and new credit score.

Occasionally, a bureau may not accept the documentation.  CSI will forward this information to its program clients as soon as it is advised of adverse decisions and will then assist the program client to follow the standard thirty (30) day dispute procedure with each bureau.

Length of Process

Though CSI cannot guarantee the speed of results, the turn-around time will typically be 3 to 5 business days from the time the Company receives a request from one of its program clients.  If the bureau rejects the documents the program client is promptly notified.

CSI Credit Repair / Restoration

CSI is currently building its credit restoration team of skilled professionals and experts in credit restoration and repairing credit scores.  In this regard, it is CSI’s goal to enable the program clients to purchase the home or car of their dreams, secure the best interest rate on new loans and lower insurance payments.

CSI will strive to help its program clients achieve these dreams by making sure their credit report is accurate. Studies have shown that 60-80% of all credit reports contain false or outdated information.  CSI will work with the credit reporting agencies to remove all inaccurate, outdated or unverifiable information.

Once the reported information is updated on their credit report, program clients should also see a corresponding increase in their credit score.  The credit restoration team will comply with all federal and state laws, including the Fair Credit Reporting Act.

Credit Repair / Restoration Process

The three major credit reporting agencies are Experian, Trans Union and Equifax.  These agencies are not affiliated with the federal government or any state government.  They are all ‘for-profit’ corporations that operate by selling personal information to potential creditors for credit and insurance offers, employers, landlords and others.  The credit bureaus also sell personal information to telemarketers, marketing companies and mailing list companies for marketing purposes.  Sales of personal information are restricted by the Fair Credit Reporting Act and other laws which limit what information may be sold (whether aggregated or specific to potential customers) and to whom, but these transactions take place without the consent of the persons whose credit information is sold.  While regulated and required to comply with applicable laws, the credit bureaus are not required to ensure that the information that they report is accurate.  The various credit bureaus readily admit to errors and expressly make no representations that the information contained in their reports are fully accurate.  Thus, the credit reporting agency’s own financial interests preclude their interest in the consumer.  Consumers are therefore responsible to prove that items contained in their report are inaccurate and inform the agencies of  those inaccuracies.

The Federal Trade Commission and Consumer Credit Protection Act have enacted regulations with which the various credit reporting companies, collection agencies and credit bureaus must comply in order for any reported item to remain on a consumer’s credit report.  When CSI’s credit restoration team receives a program client’s file, a skilled credit analyst will review the reports to determine which items can be challenged, and, if removed, can result in an improved credit score.  CSI’s credit restoration team will then challenge derogatory items, through communication with the reporting company, demands that the reporting company establish its  compliance with the applicable laws and regulations and requests for the removal of challenged items.  This process is repeated with each of the three major reporting agencies.

Within 60 days of their receipt of a dispute, the credit reporting companies respond with a verification or deletion summary that shows the results of each dispute.  The average success rate for removing disputed items is between 85% and 95%.  In other words, 85% to 95% of the time, derogatory and improper items are found and removed.  Several items are found to be improper relatively quickly.  Among those items are those that are generally most harmful to a consumer’s credit, such as bankruptcies, tax liens, judgments, charge offs, repossessions, and student loans.  While the full credit restoration process may take as long as 6 months, many program clients will therefore realize a significant improvement in their credit score in as little as 45 to 90 days.  With such a short turnaround, those clients will be able to qualify more quickly for a mortgage or low interest car loan.

Credit Updating
After a program client retains CSI, that client will be given an instruction booklet and advised to immediately request credit reports from the three major credit bureaus.  Credit reports must be personally requested by the consumer and are generally received within 5-10 days of the request.  The program client will then be instructed to t forward the credit reports to CSI in an envelope provided by CSI for analysis, evaluation and dispute .  As CSI accomplishes deletions and improvements, the program clients will see them first on their credit report.  The Company will direct its program clients to follow the instructions and mail all correspondences from the credit reporting agencies to CSI’s offices so that the credit restoration process can be continued.

ITEM 1A.                      RISK FACTORS

FORWARD LOOKING INFORMATION

Some of the statements contained in this Registration Statement, including information incorporated by reference, discuss future expectations, or state other forward looking information.  Those statements are subject to known and unknown risks, uncertainties and other factors, several of which are beyond the Company’s control that could cause the actual results to differ materially from those contemplated by the statements.  The forward looking information is based on various factors and was derived using numerous assumptions.  In light of the risks, assumptions, and uncertainties involved, there can be no assurance that the forward looking information contained in this Registration Statement will in fact transpire or prove to be accurate. The Company makes no representation and undertakes no obligation to update the forward looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

RISK FACTORS

THE PURCHASE OF SECURITIES INCLUDING ANY OFFERED OR ISSUED BY THE COMPANY INVOLVES SIGNIFICANT RISKS AND IS SUITABLE ONLY FOR INVESTORS OF ADEQUATE FINANCIAL MEANS WHICH HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

INVESTING IN COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. CERTAIN RISKS RELATE TO INVESTMENTS GENERALLY, OTHERS TO OUR COMPANY AND OUR ANTICIPATED BUSINESS MODEL AND OTHERS ARISE DUE TO THE PRESENT STATUS OF OUR COMPANY, BUT EACH INVESTOR SHOULD CAREFULLY CONSIDER ALL OF THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS REGISTRATION STATEMENT, BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT IN OUR COMMON STOCK. IT IS IMPORTANT THAT EACH INVESTOR POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR OF HIS, HER OR ITS CHOOSING, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT IN THE CONTEXT OF SUCH INVESTOR’S PARTICULAR FINANCIAL SITUATION.  THE RISKS SET OUT BELOW ARE NOT THE ONLY RISKS WE FACE.  IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, OUR NET ASSET VALUE AND THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT.  THE FOLLOWING RISKS AFFECT OUR BUSINESS AND OUR COMPANY AND MAY CAUSE THE ACTUAL RESULTS TO DIFFER FROM THOSE EXPRESSED WITHIN INCLUDING, FOR EXAMPLE:

•	The substantial increase in defaults and/or foreclosures of sub-prime mortgages is in excess of $10 billion for the year as of August 31, 2007;
•	the difficulties associated with an early stage company with little past history of successful operations;
•	the success or failure of the Company’s efforts to successfully develop effective loan origination systems;
•	the success or failure of the Company’s ability to attract prospective customers;
•	the Company’s ability to successfully market its services to potential customers;
•	the Company’s ability to close loans with potential customers;
•	the Company’s ability to sell loans to customers or originate loans suitable and desirable and acceptable to customers and purchasers of such loans;
•	the Company’s ability to attract and retain quality employees;
•	the effect of changing economic conditions;
•	the ability of the Company to obtain additional financing;

.

RISKS ASSOCIATED WITH THE COMPANY AT ITS PRESENT STAGE

WE MAY NEED TO PURSUE A PUBLIC AND/OR PRIVATE OFFERING OF SECURITIES TO HAVE ADEQUATE CASH TO FUND OUR COMPANY GROWTH.

Our business operations require continued access to adequate cash to fund our current businesses, to continue to diversify and expand our potential revenue-generating operations, and to pay other costs associated with a development-stage mortgage company such as administrative expenses, accounting and audit fees, legal fees, office expense, etc.

OUR LACK OF OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT.

We were formed in September 2006.  We are at an early stage of development and there is no meaningful historical financial or other information available upon which investors can base your evaluation of our business and prospects.  From our inception to August 31, 2007, we have had no revenue and a net loss of $225,252.  Our total stockholders’ deficit as of August 31, 2007 amounted 32,326.  In addition, our early stage of development means that we may have less insight into how market and technology trends may affect our business.  If we are not able to develop our business, we will not be able to achieve our goals and could suffer economic loss or collapse, in which case investors may lose their entire investment.

OUR CURRRENT STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE INVESTORS WILL HAVE LITTLE OR NO PARTICIPATION IN THE MANAGEMENT OF OUR BUSINESS AFFAIRS.

Our current principal shareholders own a majority of the Company’s outstanding shares.  As a result, current shareholders will have control over all matters requiring approval by our stockholders without the approval of minority stockholders.  In addition, they will be able to elect all of the members of our Board of Directors, which will allow them to control our affairs and management for the foreseeable future.  They will also be able to effect most corporate matters requiring stockholder approval by written consent, without the need for a fully noticed and duly-held meeting of stockholders.  As a result, they will have significant influence and control over all matters requiring approval by our stockholders.  Accordingly, any new shareholders of our common stock will be limited in their ability to affect changes in how we conduct our business.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF MANAGEMENT.

While limitations of liability and indemnification are themselves limited, the Company has instituted provisions in its bylaws indemnifying, to the extent permitted, against and not making management liable for, any loss or liability incurred in connection with the affairs of the Company, so long as such loss or liability arose from acts performed in good faith and not involving any fraud, gross negligence or willful misconduct. Therefore, to the extent that these provisions provide any protection to management, that protection may limit the right of a shareholder to collect damages from members of management.  Management is accountable to the shareholder as a fiduciary and, consequently, members of management are required to exercise good faith and integrity in handling affairs of the Company.

THE COMPANY’S BUSINESS MAY BECOME SUBJECT TO EXTENSIVE REGULATION AT THE FEDERAL AND STATE LEVELS.

The operations of the Company are and will be affected by current and future legislation and by the policies established from time to time by various federal and state regulatory authorities. It is not possible to predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on the future business and earnings prospects of the Company.  The Company's current business strategy is based on compliance with existing laws.  Changes in such laws or their interpretation could adversely impact the ability of the Company to market its services, close loans and/or resell its loans all of which would have a negative effect on the value of the Company's and its ability to meet its projections or pursue its business model.

INCREASES IN MARKET INTEREST RATES MAY BOTH REDUCE THE DEMAND FOR LOANS AND INCREASE OUR COST OF CAPITAL.

We expect that we may offer loans to borrowers at market rates but the value of these loans could be negatively affected by increases in market interest rates.  This could occur in the time before a loan was sold in a fast-moving interest rate market.  In addition, an increase in interest rates would make it more expensive to use debt to finance our operations.  As a result, a significant increase in market interest rates could both reduce the value of loans including loans that may be sold and those that may be kept in our portfolio and increase our cost of capital, which would reduce our net income.

OUR BUSINESS MODEL AS A MORTGAGE COMPANY WILL REQUIRE US TO COMPLY WITH SIGNIFICANT REGULATORY REQUIREMENTS.

The Company must comply with numerous Federal and state laws and regulations and being subject to many of these laws and regulations requires us to meet significant numbers of regulatory and financial requirements.   Compliance with these regulations is expensive and may create financial problems for us in the future.   These laws and regulations, as well as their interpretation, may be changed from time to time.   Accordingly, any change in these laws or regulations could have a material adverse effect on our business.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET.

A large number of entities will compete with us to make the types of loans we plan to make in target markets. We will compete with other mortgage companies, public and private sources, commercial and investment banks and commercial financing companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to offer a wider variety of loans and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that are imposed on mortgage companies. We cannot provide any assurances that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of market opportunities from time to time, and we can offer no assurance that we will be able to originate and sell loans that are consistent with our business model.

OUR TRADE NAMES AND INTELLECTUAL PROPERTY ARE NOT PROTECTED.

We believe that we are protected by laws protecting trade secrets, however, the scope of our rights remains undetermined as legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and ever-evolving.  We cannot assure that our business activities will not infringe the proprietary rights of others or that such other parties will not assert infringement claims against us.  Any claims or resultant litigation could subject us to a significant liability for damages and could result in invalidation of our property rights and, even if found to be without merit, could be time consuming and expensive to defend and could result in the diversion of management time and attention.  Any of these events could impact our business, causing additional cost to protect our intellectual property or to defend against claims.

OUR FUTURE SUCCESS IS DEPENDENT ON OUR KEY EMPLOYEES.  WE ALSO NEED TO ATTRACT AND RETAIN KEY PERSONNEL IN THE FUTURE.  KEY PERSONNEL WILL HAVE TO BECOME ADEPT AT WORKING TOGETHER, A PROCESS THAT CANNOT BE ASSURED IN A NEW COMPANY.

Our success depends on the continuing efforts and abilities of Robert Kasprzak, Robert Teaney, and Mark Persaud, who, collectively, form our executive staff.  If any member of our executive staff was to become disabled or die, the future of the Company may be jeopardized.  While we intend to obtain “Key Personnel” Insurance, there can be no guarantee that the policy would pay an adequate amount to allow for their replacement and any business interruption that ensued during the replacement process or that our current executive’s skills could be easily replaced with a new hire.

In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel.  The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future or delays in hiring required personnel, could materially harm our business and results of operations.  We may be unable to identify and attract highly qualified employees in the future.  In addition, we may not be able to successfully assimilate those employees or hire qualified personnel to replace them.

While we believe that our management possesses certain fundamental business skills that will increase the likelihood of the Company’s success, our management team does not have “years of experience” working together in the operation and management of the Company and might be considered as inexperienced when it comes to the both the day to day operations of the Company and achieving success under the Company’s business plan.  The Company intends to rely on the general skills and business acumen of its management team as well as engaging other professionals and consultants from time to time to insure that it gains the expertise to be operated in accordance with its business model.

THE COMPANY MAY SUSTAIN LOSSES FROM FRAUD IN THE LOAN PROCESS.

The risk of fraud losses on Company loans varies with, among other things, the effectiveness of security procedures utilized. Management anticipates that fraud losses, if any, will be unlikely because of the controls and other security measures adopted by the Company as a condition to undertaking loans.  Nonetheless, the possibility of fraudulent misappropriation of cash and other assets exists.  There can be no assurance that fraud loss experience will not become material in amount.  The Company will be required to have and to have tested controls to limit this possibility.

RISKS ASSOCIATED WITH THE MORTGAGE BUSINESS GENERALLY AT PRESENT

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE COMPANY.

Recently, the residential mortgage loan market has experienced increasing levels of delinquencies, defaults and losses, and we cannot assure you that this will not continue. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies, defaults and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In recent months, in response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria for loans, particularly in the subprime and other nonprime sectors. This may result in reduced availability of financing alternatives for mortgagors seeking to refinance their mortgage loans. The reduced availability of refinancing options for a mortgagor may result in higher rates of delinquencies, defaults and losses on the mortgage loans, particularly mortgagors with adjustable rate mortgage loans or interest only mortgage loans that experience significant increases in their monthly payments following the adjustment date or the end of the interest only period, respectively.

The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to deterioration in the financial performance of many subprime alternative market lenders and other nonprime loan originators. In some other cases, such deterioration has caused certain loan originators to cease operations. Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans. No assurance can be given that the Company will be able to compete and successfully market its mortgage business in light of these conditions or that market conditions and ensuing regulations might render the anticipated business model of the Company ineffective.

The mortgage loans being originated by the Company would not include subprime mortgage loans; however, many purchasers that would be potential purchasers of the loans originated by the Company also purchase sub-prime mortgage loans and consequently have exposure to the sub-prime mortgage market. This might limit the market of purchasers of loans originated by the Company without any control by the Company.

A number of state regulatory authorities have recently taken action against certain loan originators and servicers for alleged violations of state laws. Certain of those actions prohibit those servicers from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the ability of mortgage loan servicers, to take actions (such as pursuing foreclosures) that may be essential to service and preserve the value of the mortgage loans on behalf of the issuing entity. Any such limitations that applied to other mortgage loan companies could adversely affect the Company and the mortgage origination business generally.  Investors should consider the risk that the general market conditions discussed above may affect the performance of the Company in ways that can not be adequately predicted.

AN INTERRUPTION OR REDUCTION IN THE WHOLE LOAN MARKET WOULD HURT OUR FINANCIAL PERFORMANCE.

In order for us to continue our mortgage loan origination operations, we must be able to sell the mortgage loans we make in the whole loan markets.  This minimizes the risk that we assume for loans sold. The value of our mortgage loans depends on a number of factors, including general economic conditions, relative interest rates and governmental regulations.  In addition, we may rely on institutional purchasers, such as investment banks, financial institutions and other mortgage lenders, to purchase our mortgage loans in the whole loan market.  We cannot be sure that the purchasers will be willing to purchase mortgage loans on satisfactory terms or that the market for such loans will continue.  Adverse changes in the whole loan markets may adversely affect our ability to sell our mortgage loans for acceptable prices within a reasonable period to time, which would hurt our earnings or require us to retain loans unsold bearing risks associated with lending and servicing loans.

RISKS ASSOCIATED WITH THE COMPANY AND ITS MORTGAGE BUSINESS

INABILITY OF LOAN ORIGINATORS TO CLOSE LOANS AT THE RATE AND COSTS ANTICIPATED MAY DECREASE OUR ABILITY TO MEET OUR PROJECTIONS FOR LOAN PRODUCTION AND EARNINGS.

We depend on our loan originators for most of our mortgage loans.  We are currently hiring additional loan officers.  These loan originators will likely have experience and we will likely rely on the track record of newly hired loan originators to make projections about loan production.  These assumptions about loan originators are not guaranteed and investors must also consider the ability of the Company to hire quality loan originators and the abilities of new loan originators to reach their potential (most of which loan originators have not been identified at this time) when considering the risks associated with our ability reach our revenue and earnings potential. Our earnings and financial condition could be adversely affected by a decrease in the volume or an increase in the cost of the loans that we process.  A decrease in volume or an increase in the cost of our self-funded loans could result from competition among our own contracted lenders and purchasers of loans.  To offset that potential negative effect on the Company, our managers may chose from many lenders for each prospective borrower.

WE MAY BE REQUIRED TO REPURCHASE MORTGAGE LOANS OR INDEMNIFY INVESTORS IF WE BREACH REPRESENTATIONS AND WARRANTIES OR IF THE BORROWER DEFAULTS, WHICH WOULD HURT OUR EARNINGS.

We will make representations and warranties to the purchasers of our mortgage loans regarding compliance with laws, regulations and program standards and the accuracy of information.  We will be required under agreements governing our potential whole loan sales to repurchase or replace mortgage loans which do not conform to the representations and warranties we make at the time of sale.  We will generally receive similar representations and warranties from our loan sources.  If these representations and warranties are breached, we would be subjected to the risk that a loan source will not have the financial capacity to repurchase loans.  We would also be subject to a risk that the loan source will not otherwise respond to our demands.  We could then become liable for damages or be required to repurchase a loan if there has been a breach of these representations or warranties.  In addition, we may be obligated, in certain whole loan sales, to buy back mortgage loans if the borrower defaults on the first payment of principal and interest due.  Such repurchase obligations could hurt our earnings and have a material adverse effect on our financial position.  With our traditional business model, the Company intends to resell loans rather than securitize those loans and place with the investment community directly.  As such, there is limited risk on non-performance after the first few months.

THERE ARE LEGISLATIVE ENACTMENTS WHICH LIMIT THE ABILITY OF THE COMPANY AND OTHERS IN THE MORTGAGE BUSINESS TO PURSUE THEIR CONTRACTUAL RIGHTS.

Recent laws have changed much about the way mortgage companies do business.  Some laws make requirements on disclosure or place limits on fees and costs.  These are also discussed elsewhere in this document.  Others have begun to change the rights of creditors to pursue their contractual rights.  It is unclear how the Company would be affected by the application of the Service Members Civil Relief Act, or other comparable state or local statutes (such as comparable provisions of the California Military and Veterans Code); laws that provide relief to borrowers who enter active military service or those in reserve status who are called to active duty after the origination of their mortgage loans. The Service Members Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor’s active duty. Shortfalls resulting from application of these laws are not required to be paid by the borrowers at any future time.   If the Company were to originate loans to a borrower subject to such laws, it would affect the value of the loans whether the Company was able to sell the loan or retained it and provided servicing.

GEOGRAPHICAL CONCENTRATION MAY INCREASE RISK OF LOSS

The value of mortgages may be affected by the geographic concentration of the properties in areas affected by other factors.  Certain regions of the United States from time to time experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values and the ability of mortgagors to make payments on their mortgage loans and/or weaker regional economic conditions and housing markets and, possibly as a result, higher rates of loss and delinquency on loans resulting in reduced value and/or reduced marketability for loans originated in those areas.

RISKS RELATED TO INVESTMENT IN OUR SECURITIES

OUR STOCK IS NOT LISTED ON ANY TRADING MARKET.

Our shares are restricted securities and are an illiquid security and are not suitable for anyone that needs liquidity in their investments.  No public market for our common stock presently exists and while our common stock may be salable under certain instances provided such sales comply with the restrictions imposed under Federal securities laws, this is not the same as the development of a public trading market for such securities and there is no guarantee that a public market may come into being.  There is presently no public trading market for any of our securities.  If arrangements cannot be made for a broker to make a market in our securities, or if an active public trading market does not develop or it’s not sustained, it may be difficult for investors to resell our securities at any price.  This would mean that a holder of our common stock may be required to hold it for an indefinite period.  In order to develop a public market for our common stock, the Company must attract the interest of broker-dealers who are willing to act as market makers for our common stock.  There are a number of factors that might tend to limit the interest in market makers including the age of the Company, the number of shares that potentially could be traded and the economics of the Company including revenues and perceived value; and none of these factors are assured.  While the Company intends to become a reporting company under the Securities Exchange Act of 1934, no assurance can be made that it will be able meet conditions imposed on it by the SEC or any agency that governs trading including FINRA (formerly the NASD).  Even if the Company is granted a trading symbol and allowed to be traded, no assurance can be given that a viable public market will develop.  If a public market does develop, the market price could decline below the amount paid for those securities or could be limited or sporadic.

THE PRICE ASSIGNED TO THE SECURITIES MAY NOT REFLECT THE MARKET VALUE.

The price of $0.05 per share for shares being offered in private transactions was arbitrarily chosen by our management.  Management made assumptions about its chances to achieve profitability and the value that a prospective investor may pay.  The price assigned to our stock is not related to our assets, book value or net worth or any other established criteria of our value, and may not represent the fair value.

OUR  COMMON  STOCK MIGHT BE  SUBJECT  TO THE  "PENNY  STOCK"  RULES OF THE SEC AND THE TRADING MARKET IN PENNY STOCKS SIMILAR TO OUR  SECURITIES IS LIMITED,  WHICH MAKES POTENTIAL  TRANSACTIONS  IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.  BECAUSE OUR STOCK MIGHT BE CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK MIGHT BE CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

Our Shares might be “penny stocks” as defined by the Securities Exchange Act of 1934.  The  Securities  and  Exchange  Commission  has  adopted  Rule 15g-9 which establishes the definition of a "penny stock," for the purposes  relevant to us, as any equity security that has a market price of less than $5.00 per share or option to acquire any equity security with an  exercise  price of less  than  $5.00  per  share,  subject  to  certain exceptions.  These rules impose restrictions on the marketability of the common stock and may affect its market value.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a  reasonable  determination  that  the  transactions  in penny stocks are  suitable  for that person and the person has  sufficient knowledge  and  experience  in  financial  matters  to be capable of evaluating the risks of transactions in penny stocks.

Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor.  This requirement may limit the potential pool of investors considering the purchase of our common stock.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

A broker-dealer is also required to disclose commissions payable to both the broker-dealer and the registered representative and current bid and offer quotations for the securities.  In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account with the account’s value.  Lastly, disclosure also has to be made about and include information on the limited markets for “penny stocks,” the risks of investing in penny stocks in both public offerings and in secondary trading and the rights and remedies available to an investor in cases of fraud in “penny stock” transactions.

As a result of these regulations the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.  All of these factors and requirements of the sales process and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  When and if a market develops, our shares will likely be subject to such “penny stock” rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

FUTURE SALES OR THE POTENTIAL FOR FUTURE SALES OF SHARES OF OUR COMMON STOCK MAY CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE AND COULD IMPAIR OUR ABILITY TO RAISE CAPITAL THROUGH SUBSEQUENT EQUITY OFFERINGS.

Sales of a substantial number of shares of our common stock or other securities in any market, or the perception that these sales may occur, could cause the price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.  We have 21,326,000 shares of our common stock outstanding as of August 31, 2007.  The Company has undertaken discussions with certain foreign accredited investors to purchase up to 100,000,000 shares in a private placement, which shares when sold would not be permitted to be resold without further registration under state and federal securities laws unless an exemption is available. As of August 31, 2007, 4,818,500 shares have been sold pursuant to this private placement. The knowledge that the Company has offered shares in a private placement might still affect the trading price of our shares when and if any market is created for shares.  The Company has not undertaken any public sales of its securities and cannot do so without a registration statement being declared effective and no such statement has been filed.  Nevertheless, the Company may seek to file a registration statement, take steps to have it declared effective and take steps to sell shares which can be resold, all in accordance with applicable securities laws; if this approach is undertaken, it could affect the price of our stock and no assurance can be given as to when or if the Company would take such steps or the conditions under which it would choose to proceed or be forced to proceed.

FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR SHARES, AND ADVERSELY AFFECT THE STOCK PRICE.

If our common stock becomes tradable, prospective purchasers will be able to purchase our common stock in the open market.  Some or all of our current shareholders may choose to sell some or all of their shares on the open market.  A procedure exists whereby holders of shares of a company can sell some of those shares even where no registration statement is effective as to such shares.  That procedure is generally set forth in Rule 144 promulgated under the Securities Act of 1934.  Rule 144 imposes certain restrictions on the manner and amount of shares which may be sold.

If any of our current stockholders choose to sell their stock subject to Rule 144, these sales could affect the market for our stocks.  While Rule 144 imposes volume limitations to minimize the effects, there can be no assurance that such sales would not adversely affect the price of our stock or the market for our stock.  If substantial amounts of any of these shares are sold, there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value.  In addition, this selling activity could:

•	Decrease the level of public interest in our common stock;
•	Inhibit buying activity that might otherwise help support the market price of our common stock; and prevent possible upward price movements in our common stock.

Our Board of Directors also has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares.   Any such issuance will dilute the percentage ownership of shareholders and may further dilute the book value of the common stock.   These issuances may also serve to enhance existing management's ability to maintain control of The Company.

THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY.

The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors, may adversely affect our ability to raise capital through future equity financings.  These factors include:

•
significant volatility in the market price and trading volume of securities of mortgage companies or other companies in the industry, which are not necessarily related to the operating performance of these companies;

•	changes in regulatory policies, particularly with respect to loan repayment or maximum fees and interest rates;

•	our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock which can adversely affect its price;

•	loss of or inability to qualify for status to do business in the various states in which we intend to have operations;

•	changes in earnings or variations in operating results;

•	changes in the value of any loans held as part of our portfolio;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	departure of one or more of the Company’s key personnel;

•	operating performance of companies comparable to us;

•	potential legal and regulatory matters;

•	changes in prevailing interest rates;

•	general economic trends and other external factors; and

•	loss of a major funding source.

WE CANNOT GUARANTEE PAYING DIVIDENDS TO OUR STOCKHOLDERS.

The Company is allowed by its By-Laws to pay dividends to its stockholders. However, there can be no guarantee the Company will have sufficient revenues to pay dividends during any period. We may make distributions on a quarterly basis to our stockholders out of assets legally available for distribution. Investors in need of liquidity through the payment of dividends should refrain from common stock which does not have a dividend requirement.

ITEM 2.                      FINANCIAL INFORMATION

Selected Financial Data

The following selected financial data is derived from the audited consolidated financial statements of the Company and its subsidiary as of August 31, 2007 and for the period from inception (September 25, 2006) through August 31, 2007.

Sales	$-
Loss from continuing operations	225,252
Loss from continuing operations per share, basic and diluted	$.01

Total assets	48,622
Long-term obligations	-
Cash dividends declared per common share	-

Management’s Discussion and Analysis of Financial Condition and Results of Operations

From time to time, we may publish forward-looking statements relative to such matters as anticipated financial results, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements and the accompanying Notes to Consolidated Financial Statements appearing elsewhere in this report. All statements other than statements of historical fact included in this report are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: our current liquidity needs; changes in the economy; our inability to raise additional capital; our involvement in potential litigation; volatility of our stock price; the variability and timing of business opportunities; changes in accounting policies and practices; the effect of internal organizational changes; adverse state and federal regulation and legislation; and the occurrence of extraordinary or catastrophic events and terrorist acts. These factors and others involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations. Inclusion of any information or statement in this report does not necessarily imply that such information or statement is material. We do not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this report is based on information currently available and may not be reliable after this date.

Plan of Operation

During the period from inception (September 25, 2006 through August 31, 2007), as a development stage company, we started operations, completed our sales and marketing plans as described in Item 1, and began accepting loan applications in August 2007.  The Company expects revenues to commence in the first quarter of fiscal 2008 (the year ended August 31, 2008).

Liquidity

At August 31, 2007, the Company had negative working capital of $38,771.  Current assets consisted of cash and cash equivalents of $10,581 and prepaid expenses of $31,596.  Current liabilities consisted of convertible notes payable of $15,000, accrued expenses of $403 and amounts due related parties of $65,545.

The Company has an agreement to sell up to 100,000,000 shares at $.05 per share until December 31, 2007.  As of August 31, 2007, the Company had sold 4,818,500 shares pursuant to this agreement for gross proceeds of $240,925.  The gross proceeds were reduced by documentation and selling costs of $64,874 for net proceeds of $176,051.  As of December 31, 2007, if the purchaser has acquired (1) less than 50,000,000 shares, then the purchaser would receive an option to acquire a like number of shares at $.05 per share; or (2) more than 50,000,000 shares, the purchaser would receive an option to acquire additional shares at $.05 per share such that the total shares would not exceed 100,000,000 shares.  In either case, the option expires at the earliest of the date the Company’s shares trade on a national exchange or are listed for sale on a national listing service such as NASD’s OTCBB or Pinksheets LLC or December 31, 2008.

Capital Resources

The Company expects to need additional office furniture and equipment as it expands operations.  This amount is not expected to exceed $25,000 in the next twelve months and is expected to be funded either through additional sales of equity or lease financing.

Results of Operations

The Company recognized a loss in its first period of operations from inception (September 25, 2006) through August 31, 2007 of $225,252.  These costs consisted primarily of consulting fees, legal fees, business development costs and travel expenses associated with evaluating and preparing the business plan.  The Company did not commence operations until August 2007 and will not recognize revenues until the first quarter of 2008.

Off-Balance Sheet Arrangements

None.

Tabular Disclosure of Contractual Obligations

	Payments due by period
		Less			More
		than 1	1-3	4-5	than 5
	Total	year	years	years	years
Operating lease obligations	$24,000	$24,000	$-	$-	$-
Total	$24,000	$24,000	$-	$-	$-

ITEM 3.                      PROPERTIES

Registrant leases office spaces located in Beverly Hills, California and Canoga Park, California at a monthly rent of $2,165.

ITEM 4.                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ANDMANAGEMENT

The following information, as of August 31, 2007, with respect to (i) any person who is known to the registrant to be the beneficial owner of more than five percent of any class of the registrant’s voting securities, (ii) each person who is a Director of the Company, (iii) certain executive officers of the Company, and (iv) all director and executive officers of Registrant as a group.

(1)	(2)	(3)	(4)
Title of Class	Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Exquisite Properties, Ltd.	4,818,500	22.6%
Common Stock	Practical Business Concepts, LLC	4,000,000	18.8%
Common Stock	Sand Hill Capital International, Inc.	4,000,000	18.8%
Common Stock	China CommTrade, Inc.	4,000,000	18.8%
Common Stock	Knight Consulting Corporation	3,000,000	14.1%
Common Stock	Investor Relations International, Inc.	1,500,000	7.0%
Common Stock	All Officers and Directors as a Group	-0-

ITEM 5.                      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROLPERSONS

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors.  Currently we have two directors.  Each director will serve until our next annual shareholder meeting.  Directors are elected for one-year terms.  Our Board of Directors will elect our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders.  Vacancies may be filled by a majority vote of the remaining directors then in office.  Our directors and executive officers are as follows:
:

Name	Age	Position
Robert Kasprzak 468 N. Camden Drive Suite #271I Beverly Hills, California 90210	32	CEO, CFO, Secretary and Chairman of the Board and Director

Robert Teaney 468 N. Camden Drive Suite #271I Beverly Hills, California 90210	42	President, COO and Director

Mark Persaud 468 N. Camden Drive Suite #271I Beverly Hills, California 90210	41	Executive Vice President

Robert Kasprzak serves as the CEO, CFO, Secretary, and as Chairman of the Board of Directors of the Company.  Robert A. Kasprzak is an attorney practicing in Southern California. Mr. Kasprzak’s practice predominately handles oversight of real property developments, corporate formation and transactional issues, and general civil litigation. Mr. Kasprzak is admitted to the State Bar of California and is also a member of the San Bernardino County Bar Association.

Robert Teaney serves as President, COO, and Director of the Company.  Robert Teaney is currently the President of Breamarc Holdings, Ltd., a Nevada Corporation.  Mr. Teaney has approximately 17 years experience in the finance industry, much of which has been in management.

 Mark Persaud serves as Executive Vice President of the Company.  Mr. Persaud holds both Juris Doctorate and Master of Business Administration degrees received at the Harvard University Graduate School of Business and Harvard Law School, as well as, having his B.A. undergraduate degree from Yale University in Urban Studies. Additionally, he has served for the past 2 years as a Los Angeles Commissioner. He has worked and served on the board of large non-profit organizations. He holds a broker’s license in California. He is also licensed to practice law in New York, New Jersey, Pennsylvania and Washington DC.

ITEM 6.                      EXECUTIVE COMPENSATION

The following table provides certain information concerning the compensation of the named executive officers of Registrant for the period provided:

SUMMARY COMPENSATION TABLE
					Long-Term Compensation Awards
						Securities
Name and						Underlying
Principal			Annual Compensation			Options/
Position	Year	Salary	Bonus	Other Annual Compensations	Restricted Stocks Award(s)	SARs	Payouts LTP Payouts	All Other Compensations
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Robert Kasprzak, CEO & CFO	2007	None	None	None	None	None	None	None

Robert Teaney, Pres. & COO	2007	$ 20,000	None	None	None	None	None	None
Mark Persaud, Exec. VP	2007	$ 5,000	None	None	None	None	None	None

 ITEM 7.                      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 1, 2006, the Company entered into an Investor Relations Agreement with Investor Relations International (“IRI”) pursuant  to which IRI will assist the Company with its communications with investors and the investment community.  IRI agreed to accept 1,500,000 shares of the Company common stock (7% of the shares outstanding at August 31, 2007) for services rendered under this Agreement.  The term is one (1) year with an automatic renewal (unless earlier terminated) for an additional two (2) years.

Effective as of August 1, 2007, the Company and Mark D. Persaud, Executive Vice President of the Company, (“Persaud”) entered into a Broker Agreement (“BA”) pursuant to which Persaud will act as the representative real estate broker for the Company.  Persaud will be paid $600 for each loan transaction closed and funded by the Company during the term of the BA.  The BA is for a term of one (1) year commencing as of August 1, 2007.

The Company entered into Consulting Agreements with certain of the shareholders listed in Item 4 above, namely, Practical Business Concepts, LLC, Knight Consulting Corporation, Sand Hill Capital International, Inc., and China CommTrade, Inc.  Each of these entities received the shares reflected in Item 4 for consulting services rendered.

SEE ITEM 10 BELOW

ITEM 8.                  LEGAL PROCEEDINGS

None.

ITEM 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is no public market for Registrant’s common stock.  As of August 31, 2007, there were 21,326,000 shares outstanding and eight (8) holders of record of the Company’s common stock.

ITEM 10.               Recent Sales of Unregistered Securities

Commencing in January 2007, Registrant, pursuant to a Share Purchase Agreement entered into with Exquisite Properties, Ltd., (“EPL”) dated January 3, 2007, sold 4,818,500 shares of its common stock at $0.05 per share.

Pursuant to Consulting Agreements with Knight Consulting Corporation, Practical Business Concepts, LLC, Sand Hill Capital International, Inc., China CommTrade, Inc., and Investor Relations International, Inc., Registrant issued to such entities an aggregate of 16,500,000 shares as consideration for consulting services rendered. All such shares referred to in this Item 10 were sold pursuant to Rule 504 under Securities Act of 1933, as amended in transactions not involving a public offering.

ITEM 11.               Description of Registrant’s Securities to be Registered

Description of Shares:

The Company’s authorized capital consists of 250,000,000 shares of Common Stock and 10,000,000 shares of convertible preferred shares, each with par value of $.001.  We have issued 21,326,000 shares of Common Stock which are currently outstanding and no preferred shares have been issued.

Common Stock:

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Our stockholders may not cumulate their votes.  Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).  Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds.  Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation.  Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock:

Our Board of Directors is authorized, without further stockholder approval, to issue from time-to-time up to a total of 10,000,000 preferred shares in one or more series, convertible to Common Stock at a ratio to be determined by the Board of Directors.  As of the date of this private placement memorandum, there are no outstanding shares of Preferred Stock.  The Board of Directors may confer voting rights on the Preferred Stock which shall have priority over the voting rights of Common Stock.  The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the Common Stock class.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and which may designate preferences with respect to each such class or series.  Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock, each new series of preferred stock may have different rights and preferences that may be established by our board of directors.  We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

•	Shares;
•	Dividends;
•	Conversion rights to common stock or other securities;
•	Voting rights;
•	Preferential payments upon liquidation;
•	Establishment of reserves for preferred payments; and
•	Redemption prices to be paid upon redemption of the preferred stock.

ITEM 12.                Indemnification of Directors and Officers

                                 Pursuant to Article XI of the Company’s By-Laws, the Company has agreed toindemnify its officers and directors to the fullest extent not prohibited by Nevada corporate law.

ITEM 13.                Financial Statements and Supplementary Data

OL FUNDING, INC. AND SUBSIDIARY

(A Development Stage Company)

Consolidated Financial Statements

From Inception, September 25, 2006 through August 31, 2007

CREASON & ASSOCIATES, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS
7170 S. BRADEN AVE., SUITE 100
TULSA, OK  74136-6333

CREASON & ASSOCIATES, P.L.L.C.
7170 S. Braden Avenue., Suite 100
Tulsa, OK 74136

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
OL Funding, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of OL Funding, Inc. and Subsidiary (a development stage company) as of August 31, 2007, and the related consolidated statements of operations, stockholders’ deficit and cash flows from inception (September 25, 2006) through August 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OL Funding, Inc. and Subsidiary (a development stage company) at August 31, 2007, and the results of its operations and its cash flows for the period from inception (September 25, 2006) through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that OL Funding, Inc. and Subsidiary (a development stage company) will continue as a going concern.  As discussed in Note 7 to the consolidated financial statements, OL Funding, Inc. and Subsidiary has established a mortgage processing and credit business and operations should commence within the next twelve months.  However, there can be no assurance that the Company can obtain sufficient revenues to fund its operations and commitments will be able to obtain sufficient funding to conduct its business plan.  These conditions raise substantial doubt about OL Funding, Inc. and Subsidiary’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 7. The consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

/S/ CREASON & ASSOCIATES, P.L.L.C.

Tulsa, Oklahoma
October 5, 2007

OL FUNDING, INC. AND SUBSIDIARY
(A Development Stage Company)
Consolidated Balance Sheet
August 31, 2007

Assets

Current assets:
Cash and cash equivalents	$10,581
Prepaid expenses	31,596
Total current assets	42,177
Property and equipment, net	6,445
Total assets	$48,622

Liabilities and Stockholder's Deficit

Current liabilities:
Convertible notes payable	$15,000
Accrued expenses	403
Due related parties	65,545
Total liabilities	80,948

Commitments and contingencies

Stockholder's deficit:
Preferred stock: $.001 par value; 10,000,000 shares authorized; no shares
issued or outstanding	-
Common stock: $.001 par value; 250,000,000 shares authorized ;
21,326,000 shares issued and outstanding	21,326
Additional paid in capital	171,600
Accumulated deficit	(225,252)
Total stockholder's deficit	(32,326)
Total liabilities and stockholder's deficit	$48,622

See accompanying notes to consolidated financial statements.

OL FUNDING, INC. AND SUBSIDIARY
(A Development Stage Company)
Consolidated Statement of Operations
From inception (September 25, 2006) to August 31, 2007

Sales and revenues	$-

Costs and expenses
Selling, general and administrative expense	221,320
Interest expense	3,932
225,252
Loss before income taxes	(225,252)
Income taxes	-
Net loss	$(225,252)

Net loss per share, basic and diluted	$(0.01)

Weighted Average Shares Outstanding	15,794,641

See accompanying notes to consolidated financial statements.

OL FUNDING, INC.
(A Development Stage Company)
Consolidated Statement of Stockholders' Deficit
From inception (September 25, 2006) to August 31, 2007

	Common stock		Additional Paid	Accumulated
	Shares	Par	In Capital	Deficit	Total
Beginning balance	-	$-	$-	$-	$-
Common shares issued to
consultants for services	16,500,000	16,500	-	-	16,500
Common shares issued as
fees for convertible notes
payable	7,500	8	367	-	375
Common shares sold for cash	4,818,500	4,818	171,233	-	176,051
Net loss	-	-	-	(225,252)	(225,252)
Balance August 31, 2007	21,326,000	$21,326	$171,600	$(225,252)	$(32,326)

See accompanying notes to consolidated financial statements.

OL FUNDING, INC. AND SUBSIDIARY
(A Development Stage Company)
Consolidated Statement of Cash Flows
From inception (September 25, 2006) to August 31, 2007

Cash flows from operating activities
Net loss	$(225,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	69
Common shares issued to consultants for services	16,500
Amortization of prepaid loan costs	3,529
Change in other assets and liabilities:
Prepaid expenses	(34,750)
Accrued expenses	403
Due related parties	65,545
Net cash used in operating activities	(173,956)

Cash flows provided by investing activities
Purchase property and equipment	(6,514)
Net cash used in investing activities	(6,514)

Cash flows provided by financing activities
Proceeds from sale of common stock	176,051
Proceeds from convertible notes payable	15,000
Net cash provided by financing activities	191,051
Net increase in cash and cash equivalents	10,581
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$10,581

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$-
Income taxes	-

Non-cash investing and financing activities:
Common stock issued as fees for convertible notes payable	375

See accompanying notes to consolidated financial statements.

OL FUNDING, INC. AND SUBSIDIARY
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Note 1:	Summary of Significant Accounting Policies

Organization and business operations – The consolidated financial statements include the accounts of OL Funding, Inc. (“OLF”) (a development stage company) and Credit Services International, Inc. (“CSI”) (collectively the “Company”).  OLF was organized September 25, 2006, under the laws of the State of Nevada and CSI was organized August 29, 2007, under the laws of the State of Nevada.  The Company began operations in August 2007 and in accordance with SFAS No. 7 is considered a development stage company.  All significant intercompany balances and transaction have been eliminated in consolidation.

The Company was formed to either acquire or develop a mortgage processing business.  After reviewing operations of an existing business which the Company considered acquiring, the Company decided to begin operating its own business in August 2007 to process and broker mortgage transactions in OLF.  The Company is currently licensed to provide mortgage processing services in California and has an agreement with a third party for processing in several other states.  In September, the Company formed a separate subsidiary for this business and will transfer these operations into the subsidiary once it is qualified and OLF will subsequently operate as a holding company with no direct operations.  CSI was formed to provide credit remediation services and began operating in September 2007.

The operations of the Company are presented as those of a development stage enterprise, from its inception (September 25, 2006), as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”  The Company follows AICPA SOP 98-5, “Reporting on the Costs of Start-Up Activities” in accounting for its start-up activities.

Revenue recognition
The Company records its revenue on the accrual basis, whereby revenue is recognized when earned and expenses recognized when incurred.

Cash and cash equivalents
The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.  At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts.  The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

Property and equipment
Property and equipment are stated at cost, less accumulated depreciation.  Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (generally three to seven years).  Leasehold improvements are amortized over the life of the lease if it is shorter than the estimated useful life.  Maintenance and repairs are charged to operations when incurred.  Betterments and renewals are capitalized.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Deferred income taxes
Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, “Accounting for Income Taxes.” A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such asset will be realized.

Earnings (loss) per common share
Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share” (“SFAS No. 128”), which established new standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding.  At August 31, 2007, there are no common stock equivalents.  Accordingly, basic and diluted earnings (loss) per share are the same for the period presented.

Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Financial instruments consist of cash, accounts receivable, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Contingencies
Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  Company management and its legal counsel assess such contingencies related to legal proceeding that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.  If the assessment of a contingency indicates that it is probably that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Recent accounting pronouncements
There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of SFAS No. 109, Accounting for Income Taxes” (“FIN 48”) to create a single model to address accounting for uncertainty in tax positions.  FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized.  FIN 48 also provides guidance on derecognizing measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  We are currently evaluating the impact of adopting FIN 48 and do not expect the adoption of FIN 48 will have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 does not require any new fair value measurements.  However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which for us would be our fiscal year beginning January 1, 2008.  The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

Note 2:                      Office equipment

At August 31, 2007, the Company has office equipment as follows:

Office equipment	$4,014
Website	2,500
6,514
Accumulated depreciation	(69)
Net office equipment	$6,445

Note 3:                      Convertible notes payable

In May 2007, the Company issued two convertible notes payable with a total principal of $15,000.  The notes are due October 25, 2007; bear interest at the rate of 10% per annum; and are convertible into common stock at the rate of $.20 per share.  The Company issued 7,500 shares of its common stock as a fee to the holders of the notes and paid $5,150 as a finders fee to obtain the loans.

Note 4:                      Income taxes

The Company has not recorded a deferred tax benefit or expense for the period from inception (September 25, 2006) through August 31, 2007, as all net deferred tax assets have a full valuation allowance.

Actual income tax benefit applicable to net loss before income taxes is reconciled with the “normally expected” federal income tax as follows:

“Normally expected” income tax benefit	$74,000
Increase (decrease) in taxes resulting from:
State income taxes net of federal income
tax benefit	13,100
Nondeductible meals and entertainment	(1,900)
Valuation allowance	(85,200)

Actual income tax expense	$-

The net deferred taxes at August 31, 2007, are comprised of the following:

Net operating loss carryforward	$85,200
Valuation allowance	(85,200)

Net deferred tax asset	$-

Note 5:                      Stockholder’s equity

The Company has 10,000,000 shares of its $0.001 par value preferred stock authorized and no shares issued or outstanding at August 31, 2007.

The Company has 250,000,000 shares of its $0.001 par value common stock authorized and 21,326,000 shares issued and outstanding at August 31, 2007.  There are no warrants or options outstanding.

As of August 31, 2007, the Company had sold 4,818,500 shares of its common stock for gross proceeds of $240,925 pursuant to an agreement to sell up to 100,000,000 shares at $.05 per share until December 31, 2007.  Gross proceeds of $240,925 were reduced by documentation and selling costs of $64,874 for net proceeds of $176,051.  At December 31, 2007, if the purchaser has acquired (1) less than 50,000,000 shares, then the purchaser would receive an option to acquire a like number of shares at $.05 per share; or (2) more than 50,000,000 shares, the purchaser receives an option to acquire additional shares at $.05 per share such that the total shares would not exceed 100,000,000 shares.  In either case, the options expires at the earliest of the date the Company’s shares trade on a national exchange or are listed for sale on a national listing service such as NASD’s OTCBB or Pinksheets LLC or December 31, 2008.

Note 6:                      Related party transactions

On November 1, 2006, the Company issued 16,500,000 shares of its common stock to five principals of the Company in exchange for services performed in the organization of the Company.  The Company exchanged the shares for par value and the resulting $16,500 was recorded as general and administrative expense.

The amount due to related parties of $65,545 at August 31, 2007, includes $55,000 in compensation accrued (at the rate of $5,000 per month) for the Company’s chief executive officer.  The amount also includes approximately $44,000 in reimbursable expenses of which $3,045 are unpaid at August 31, 2007.  In addition, the amount includes an advance of $7,500 from a principal of the Company.

The Company hired a new President to be effective January 1, 2008, whose contract calls for monthly compensation of $20,000 and provides for a bonus if net income exceeds certain levels.  This individual is currently working as a consultant while the Company is developing its marketing plan and is paid at the rate of $20,000 per month.

Note 7:                      Going concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  The Company has been in the development stage since inception (September 25, 2006) and commenced business operations in August 2007.  Substantially all activity to date relates to the Company’s formation, business plan development and fund raising.  Management determined not to continue its efforts to identify a prospective target business for acquisition, merger or other business combination and elected to begin its own mortgage processing business.

The Company has not established sources of revenue to fund the development of business, projected operating expenses and commitments for the next twelve months.  Since inception, the Company has incurred losses in the amount of $225,252.

Management believes the mortgage processing and credit business will be sufficient to fund projected operating expenses and commitments within a short period and that the additional common stock sales discussed in Note 5 will be sufficient to meet operating requirements until the business can provide positive cash flow.  However there can be no assurance that revenues from operations and/or additional common stock sales will be sufficient to develop the Company’s current business plan.

The ability of the Company to continue as a going concern during the next year depends on the Company’s success in executing these plans.  The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 8:                      Commitments and contingencies

Leases
In August 2007, the Company executed a one-year lease agreement for office space for its loan processing operation in Canoga Park, California.  Minimum lease payments are $24,000 for 2008.  Lease expense for the period ended August 31, 2007, was $11,100.

Contingency
As a result of a typographical error in a document, a shareholder is claiming he is owed an additional 45,000 shares of common stock.  The Company is attempting to resolve the issue, but may be required to issue the additional shares.

Note 9:                      Subsequent event

On September 21, 2007, the Company formed ValuePoint Direct, Inc. (“VPD”), a Nevada corporation, as a wholly owned subsidiary.  Upon qualification, VPD will assume the mortgage processing business started by the Company and the Company will subsequently operate as a holding company with no direct operations.

ITEM 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

ITEM 15.                Financial Statements and Exhibits

                                Audited Consolidated Financial Statements of OL Funding, Inc. and Subsidiary including the audit report of Creason & Associates, PLLC, as of August 31, 2007 and for the period from inception (September 25, 2006) is included at Item 13 herein.

EXHIBITS

The following Exhibits are filed with this Form 10:

Exhibit No.		Description
(3)	(I)	Articles of Incorporation of Registrant (To be filed by Amendment)
	(II)	By-laws of Registrant
(10)	(I)	Investor Relations Agreement dated as of November 1, 2006 between Registrant and Industrial Relations International.
(10)	(II)	Broker Agreement between Registrant and Mark Persaud dated as of August 1, 2007.
(10)	(III)	Share Purchase Agreement between Registrant and Exquisite Holding, Inc. dated January 3, 2007.
(10)	(IV)	Consulting Agreement dated as of November 1, 2007 between Registrant and China CommTrade,
(10)	(V)	Consulting Agreement dated as of November 1, 2007 between Registrant and Knight Consulting Corp.
(10)	(VI)	Consulting Agreement dated as of November 1, 2007 between Registrant and Practical Business Concepts, LLC.
(10)	(VII)	Consulting Agreement dated as of November 1, 2007 between Registrant and Sand Hill Capital International, Inc.
	(23.1)	Consent of Independent Registered Public Accounting Firm.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OL Funding, Inc.
(Registrant)

By: Robert Kasprzak, CEO

Date: October 17, 2007	By:	/s/ Robert Kasprzak
Robert Kasprzak
CEO